CREDIT AGREEMENT

THIS CREDIT AGREEMENT (this “Agreement”) is entered into as of November 1, 2011, by and between FORTRESS INTERNATIONAL GROUP, INC., a Delaware corporation, INNOVATIVE POWER SYSTEMS, INC., a Virginia corporation, VTC, L.L.C., a Maryland limited liability company, TOTAL SITE SOLUTIONS ARIZONA, LLC, an Arizona limited liability company, and ALLETAG BUILDERS, INC., an Arizona corporation (each individually and collectively, a “Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).  Each reference to a “Borrower” herein shall mean each and every party individually and collectively defined as a Borrower above, and each Borrower herein shall be a co-Borrower to every other Borrower.

RECITALS

Borrower has requested that Bank extend or continue credit to Borrower as described below, and Bank has agreed to provide such credit to Borrower on the terms and conditions contained herein.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Borrower hereby agree as follows:

ARTICLE I
CREDIT TERMS

SECTION 1.1.       LINE OF CREDIT.

(a)             Line of Credit.  Subject to the terms and conditions of this Agreement, Bank hereby agrees to make advances to Borrower from time to time up to and including November 1, 2012, not to exceed at any time the aggregate principal amount of Two Million Dollars ($2,000,000) or such lesser amount as shall from time to time be available (“Line of Credit”), the proceeds of which shall be used to finance Borrower’s working capital requirements.  Borrower's obligation to repay advances under the Line of Credit shall be evidenced by a promissory note dated the same date of this Agreement and any extensions, renewals, or modifications thereof (“Line of Credit Note”), all terms of which are incorporated herein by this reference.

(b)             Limitation on Borrowings.  Outstanding borrowings under the Line of Credit, to a maximum of the principal amount set forth above, shall not at any time exceed an aggregate of eighty percent (80%) of Borrower's eligible accounts receivable.  All of the foregoing shall be determined by Bank upon receipt and review of all collateral reports required hereunder and such other documents and collateral information as Bank may from time to time require.  Bank's determination of the value of eligible accounts receivable shall at all times be indisputable and deemed correct.  Borrower acknowledges that said borrowing base was established by Bank with the understanding that, among other items, the aggregate of all returns, rebates, discounts, credits and allowances for the immediately preceding three (3) months at all times shall be less than five percent (5%) of Borrower's gross sales for said period.  If such dilution of Borrower's accounts for the immediately preceding three (3) months at any time exceeds five percent (5%) of Borrower's gross sales for said period, or if there at any time exists any other matters, events, conditions or contingencies which Bank reasonably believes may affect payment of any portion of Borrower's accounts, Bank, in its sole discretion, may reduce the foregoing advance rate against eligible accounts receivable to a percentage appropriate to reflect such additional dilution and/or establish additional reserves against Borrower's eligible accounts receivable.

As used herein, “eligible accounts receivable” shall consist solely of trade accounts created in the ordinary course of Borrower's business, upon which Borrower's right to receive payment is absolute and not contingent upon the fulfillment of any condition whatsoever, and in which Bank has a perfected security interest of first priority, and shall not include:

              (i)any account which is more than ninety (90) days past due;

              (ii)that portion of any account for which there exists any right of setoff, defense or discount (except regular discounts allowed in the ordinary course of business to promote prompt payment) or for which any defense or counterclaim has been asserted;

              (iii)any account which represents an obligation of any state or municipal government or of the United States government or any political subdivision thereof (except accounts which represent obligations of the United States government and for which the assignment provisions of the Federal Assignment of Claims Act, as amended or recodified from time to time, have been complied with to Bank's satisfaction);

              (iv)any account which represents an obligation of an account debtor located in a foreign country;

              (v)any account which arises from the sale or lease to or performance of services for, or represents an obligation of, an employee, affiliate, partner, member, parent or subsidiary of Borrower;

              (vi)[Intentionally Deleted];

              (vii)any account which represents an obligation of any account debtor when thirty percent (30%) or more of Borrower's accounts from such account debtor are not eligible pursuant to (i) above;

              (viii)that portion of any account from an account debtor which represents the amount by which Borrower's total accounts from said account debtor exceeds thirty percent (30%) of Borrower's total accounts;

              (ix)any account deemed ineligible by Bank when Bank, in its commercially reasonable discretion, deems the creditworthiness or financial condition of the account debtor, or the industry in which the account debtor is engaged, to be unsatisfactory.

For purposes of this Agreement, “commercially reasonable” means conducted in good faith and in accordance with commonly accepted commercial practice in the context of a commercial finance lender providing a revolving credit facility against the value of accounts.

(c)             Borrowing and Repayment.  Borrower may from time to time during the term of the Line of Credit borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions contained herein or in the Line of Credit Note; provided however, that the total outstanding borrowings under the Line of Credit shall not at any time exceed the maximum principal amount available thereunder, as set forth above.

SECTION 1.2.         INTEREST/FEES.

(a)             Interest.  The outstanding principal balance of and the amount of each drawing made under the Line of Credit shall bear interest from the date such drawing is made to the date such amount is fully repaid by Borrower, at the rate of interest set forth in the Line of Credit Note.

(b)             Computation and Payment.  Interest shall be computed on the basis of a 360-day year, actual days elapsed.  Interest shall be payable at the times and place set forth in each promissory note or other instrument or document required hereby.

(c)             Commitment Fee.  Borrower shall pay to Bank a non-refundable commitment fee for the Line of Credit equal to Five Thousand Dollars ($5,000), which fee shall be due and payable in full on the date of this Agreement.

(d)             Unused Commitment Fee.  Borrower shall pay to Bank a fee equal to one quarter of one percent (0.25%) per annum (computed on the basis of a 360-day year, actual days elapsed) on the average daily unused amount of the Line of Credit, which fee shall be calculated on a quarterly basis by Bank and shall be due and payable by Borrower in arrears within ten (10) days after each billing is sent by Bank.

SECTION 1.3.         COLLECTION OF PAYMENTS.  Borrower authorizes Bank to collect all principal, interest and fees due under the Line of Credit by charging Borrower's deposit account number 412-2118391 with Bank, or any other deposit account maintained by Borrower with Bank, for the full amount thereof.  Should there be insufficient funds in any such deposit account to pay all such sums when due, the full amount of such deficiency shall be immediately due and payable by Borrower.

SECTION 1.4.         COLLATERAL.  As security for all indebtedness and other obligations of Borrower to Bank, Borrower hereby grants to Bank security interests of first priority in all Borrower's accounts receivables and other rights to payment, general intangibles, inventory and equipment.  All of the foregoing shall be evidenced by and subject to the terms of such security agreements, financing statements, deeds or mortgages, and other documents as Bank shall reasonably require, all in form and substance satisfactory to Bank.  Borrower shall pay to Bank immediately upon demand the full amount of all charges, costs and expenses (to include fees paid to third parties and all allocated costs of Bank personnel), expended or incurred by Bank in connection with any of the foregoing security, including without limitation, filing and recording fees and costs of appraisals, audits and title insurance.

SECTION 1.5.         FIELD EXAMINATIONS.  Bank may at any time and from time to time, during Borrower's normal business hours, enter upon any business premises of Borrower and audit Borrower's inventory and other collateral, make extracts from any Borrower’s books and records, and discuss with its officers, employees, agents, advisors and independent accountants Borrower’s business, financial condition, assets, prospects and results of operations.  Borrower, at all times, shall cooperate with Bank by providing Bank information and access to Borrower's premises and business records and shall be courteous to Bank's agents.
Borrower shall reimburse Bank for the cost of collateral exams, audits or inspections conducted by Bank at the current rates established from time to time by Bank, together with all actual out-of-pocket costs and expenses, but Borrower shall not, with the exception of fees incurred during pendency of any Event of Default hereunder, be required to reimburse Bank for costs and fees for more than one collateral exam, audit and inspection per calendar year.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

Borrower makes the following representations and warranties to Bank, which representations and warranties shall survive the execution of this Agreement and shall continue in full force and effect until the full and final payment, and satisfaction and discharge, of all obligations of Borrower to Bank subject to this Agreement.

SECTION 2.1.         LEGAL STATUS.  Borrower is a business entity, duly organized and existing and in good standing under the laws of the state of its organization, and is qualified or licensed to do business (and is in good standing as a foreign corporation, if applicable) in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a material adverse effect on Borrower.

SECTION 2.2.         AUTHORIZATION AND VALIDITY.  This Agreement and each promissory note, contract, instrument and other document required hereby or at any time hereafter delivered to Bank in connection herewith, including but not limited to the Line of Credit Note and that certain Continuing Security Agreement dated the same date of this Agreement by Borrower to Bank, and any amendments, restatements, supplements or modifications to the foregoing (collectively, the “Loan Documents”) have been duly authorized, and upon their execution and delivery in accordance with the provisions hereof will constitute legal, valid and binding agreements and obligations of Borrower or the party which executes the same, enforceable in accordance with their respective terms.

SECTION 2.3.         NO VIOLATION.  The execution, delivery and performance by Borrower of each of the Loan Documents do not violate any provision of any law or regulation, or contravene any provision of the organizational documents of Borrower, or result in any breach of or default under any contract, obligation, indenture or other instrument to which Borrower is a party or by which Borrower may be bound.

SECTION 2.4.         LITIGATION.  There are no pending, or to the best of Borrower's knowledge threatened, actions, claims, investigations, suits or proceedings by or before any governmental authority, arbitrator, court or administrative agency which could have a material adverse effect on the financial condition or operation of Borrower other than those disclosed by Borrower to Bank in writing prior to the date hereof.

SECTION 2.5.         CORRECTNESS OF FINANCIAL STATEMENT.  The annual financial statement of Borrower dated December 31, 2010, and all interim financial statements delivered to Bank since said date, true copies of which have been delivered by Borrower to Bank prior to the date hereof, (a) are complete and correct and present fairly the financial condition of Borrower, (b) disclose all liabilities of Borrower that are required to be reflected or reserved against under generally accepted accounting principles, whether liquidated or unliquidated, fixed or contingent, and (c) have been prepared in accordance with generally accepted accounting principles consistently applied.  Since the dates of such financial statements there has been no material adverse change in the financial condition of Borrower, nor has Borrower mortgaged, pledged, granted a security interest in or otherwise encumbered any of its assets or properties except in favor of Bank or as otherwise permitted by Bank in writing.

SECTION 2.6.          INCOME TAX RETURNS.  Borrower has no knowledge of any pending assessments or adjustments of its income tax payable with respect to any year.

SECTION 2.7.         NO SUBORDINATION.  There is no agreement, indenture, contract or instrument to which Borrower is a party or by which Borrower may be bound that requires the subordination in right of payment of any of Borrower's obligations subject to this Agreement to any other obligation of Borrower.

SECTION 2.8.         PERMITS, FRANCHISES.  Borrower possesses, and will hereafter possess, all permits, consents, approvals, franchises and licenses required and rights to all trademarks, trade names, patents, and fictitious names, if any, necessary to enable it to conduct the business in which it is now engaged in compliance with applicable law.

SECTION 2.9.         ERISA.  Borrower is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended or recodified from time to time (“ERISA”); Borrower has not violated any provision of any defined employee pension benefit plan (as defined in ERISA) maintained or contributed to by Borrower (each, a “Plan”); no Reportable Event as defined in ERISA has occurred and is continuing with respect to any Plan initiated by Borrower; Borrower has met its minimum funding requirements under ERISA with respect to each Plan; and each Plan will be able to fulfill its benefit obligations as they come due in accordance with the Plan documents and under generally accepted accounting principles.

SECTION 2.10.       OTHER OBLIGATIONS.  Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

SECTION 2.11.       ENVIRONMENTAL MATTERS.  Except as disclosed by Borrower to Bank in writing prior to the date hereof, Borrower is in compliance in all material respects with all applicable federal or state environmental, hazardous waste, health and safety statutes, and any rules or regulations adopted pursuant thereto, which govern or affect any of Borrower's operations and/or properties, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Resource Conservation and Recovery Act of 1976, and the Federal Toxic Substances Control Act, as any of the same may be amended, modified or supplemented from time to time.  None of the operations of Borrower is the subject of any federal or state investigation evaluating whether any remedial action involving a material expenditure is needed to respond to a release of any toxic or hazardous waste or substance into the environment.  Borrower has no material contingent liability in connection with any release of any toxic or hazardous waste or substance into the environment.

ARTICLE III
CONDITIONS

SECTION 3.1.         CONDITIONS OF INITIAL EXTENSION OF CREDIT.  The obligation of Bank to extend any credit contemplated by this Agreement is subject to the fulfillment to Bank's satisfaction of all of the following conditions:

(a)             Approval of Bank Counsel.  All legal matters incidental to the extension of credit by Bank shall be satisfactory to Bank's counsel.

(b)             Documentation.  Bank shall have received, in form and substance satisfactory to Bank, each of the following, duly executed:

(i)   This Agreement and each other instrument or document required hereby;
(ii)   Line of Credit Note;
(iii)   Continuing Security Agreement of Borrower;
(iv)   Such other documents as Bank may require.

(c)             Financial Condition.  There shall have been no material adverse change, as determined by Bank, in the financial condition or business of Borrower, nor any material decline, as determined by Bank, in the market value of any collateral required hereunder or a substantial or material portion of the assets of Borrower.

(d)             Insurance.  Borrower shall have delivered to Bank evidence of insurance coverage on all Borrower's property, in form, substance, amounts, covering risks and issued by companies satisfactory to Bank, and where required by Bank, with loss payable endorsements in favor of Bank.

(e)             Lien Searches.  Bank shall have completed all lien searches, filed all security documentation and received all information Bank deems necessary to ensure, in Bank’s sole opinion, that Bank has a perfected first lien security interest in the collateral subject only to those liens approved by Bank.

(f)             Payment of Fees.  Borrower shall have made payment to the Bank of the commitment fee and all costs, expenses and attorneys' fees incurred by the Bank in connection with this Amendment.

SECTION 3.2.         CONDITIONS OF EACH EXTENSION OF CREDIT.  The obligation of Bank to make each extension of credit requested by Borrower hereunder shall be subject to the fulfillment to Bank's satisfaction of each of the following conditions:

(a)             Compliance.  The representations and warranties contained herein and in each of the other Loan Documents shall be true on and as of the date of the signing of this Agreement and on the date of each extension of credit by Bank pursuant hereto, with the same effect as though such representations and warranties had been made on and as of each such date, and on each such date, no Event of Default as defined herein, and no condition, event or act which with the giving of notice or the passage of time or both would constitute such an Event of Default, shall have occurred and be continuing or shall exist.

(b)             Borrowing Base Certificate.  Bank shall have received a borrowing base certificate, in substantially the form attached as Exhibit A hereto, executed by Borrower and with blanks appropriately completed, as amended, supplemented or otherwise modified from time to time (the “Borrowing Base Certificate”).

(b)             Documentation.  Bank shall have received all additional documents which may be required in connection with such extension of credit.

ARTICLE IV
AFFIRMATIVE COVENANTS

Borrower covenants that so long as Bank remains committed to extend credit to Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower shall, unless Bank otherwise consents in writing:

SECTION 4.1.         PUNCTUAL PAYMENTS.  Punctually pay all principal, interest, fees or other liabilities due under any of the Loan Documents at the times and place and in the manner specified therein, and immediately upon demand by Bank, the amount by which the outstanding principal balance of any credit subject hereto at any time exceeds any limitation on borrowings applicable thereto.

SECTION 4.2.         ACCOUNTING RECORDS.  Maintain adequate books and records in accordance with generally accepted accounting principles consistently applied, and in accordance with section 1.5 hereof, permit any representative of Bank, at any reasonable time, to inspect, audit and examine such books and records, to make copies of the same, and to inspect the properties of Borrower.

SECTION 4.3.         FINANCIAL STATEMENTS.  Provide to Bank all of the following, in form and detail satisfactory to Bank:

(a)             not later than 120 days after and as of the end of each fiscal year, an audited financial statement of Borrower, prepared by a certified public accountant acceptable to Bank and in conformity with generally accepted accounting principles, applied on a consistent basis to include balance sheet, income statement, and statement of cash flows and sources.  The audited annual financial statements shall be accompanied by the unqualified opinion of such accountant addressed to Bank;

(b)             not later than 45 days after and as of the end of each quarter, a financial statement of Borrower, prepared by Borrower in conformity with generally accepted accounting principles, applied on a consistent basis, to include balance sheet, income statement, and statement of cash flows and sources;

(c)             not later than (i) 20 days after and as of the end of each month, if there exists any outstanding balance on the Line of Credit and (ii) 45 days after the end of each quarter, if there does not exist any outstanding balance on the Line of Credit, a Borrowing Base Certificate, an aged listing of accounts receivable and accounts payable, a reconciliation of accounts, and a schedule of work in progress;

(d)             contemporaneously with each annual and fiscal quarter end financial statement of Borrower required hereby, (i) a certificate of the president or chief financial officer of Borrower that said financial statements are accurate, that there exists no Event of Default nor any condition, act or event which with the giving of notice or the passage of time or both would constitute an Event of Default, and that Borrower is in compliance with the financial covenants set forth in this Agreement with calculations demonstrating such compliance, and (ii) copies of Borrower’s current deposit, brokerage and other account statements containing Unencumbered Liquid Assets, together with such other information as Bank may require to determine Borrower’s compliance with the terms of this Agreement; and

(e)             from time to time such other information as Bank may reasonably request.

SECTION 4.4.         COMPLIANCE.  Preserve and maintain all licenses, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of its business; and comply with the provisions of all documents pursuant to which Borrower is organized and/or which govern Borrower's continued existence and with the requirements of all laws, rules, regulations and orders of any governmental authority applicable to Borrower and/or its business.

SECTION 4.5.         INSURANCE.  Maintain and keep in force, for each business in which Borrower is engaged, insurance of the types and in amounts customarily carried in similar lines of business, including but not limited to fire, extended coverage, public liability, flood, property damage and workers' compensation, with all such insurance carried with companies and in amounts satisfactory to Bank, and deliver to Bank from time to time at Bank's request schedules setting forth all insurance then in effect.

SECTION 4.6.         FACILITIES.  Keep all properties useful or necessary to Borrower's business in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto so that such properties shall be fully and efficiently preserved and maintained.

SECTION 4.7.         TAXES AND OTHER LIABILITIES.  Pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real or personal, including without limitation federal and state income taxes and state and local property taxes and assessments, except (a) such as Borrower may in good faith contest or as to which a bona fide dispute may arise, and (b) for which Borrower has made provision, to Bank's satisfaction, for eventual payment thereof in the event Borrower is obligated to make such payment.

SECTION 4.8.         LITIGATION.  Promptly give notice in writing to Bank of any litigation pending or threatened against Borrower.

SECTION 4.9.         FINANCIAL CONDITION.  Maintain Borrower's financial condition as follows using generally accepted accounting principles consistently applied and used consistently with prior practices (except to the extent modified by the definitions herein):

(a)             Total Liabilities divided by Tangible Net Worth not greater than 4.00 to 1.0 at any time and tested as of each fiscal quarter end, with “Total Liabilities” defined as the aggregate of current liabilities and non-current liabilities, and with “Tangible Net Worth” defined as the aggregate of total stockholders' equity less any intangible assets.

(b)             Debt Service Coverage Ratio not less than 1.25 to 1.0 at any time and tested as of each fiscal quarter end, determined on a rolling 4-quarter basis, with “Debt Service Coverage Ratio” defined as the aggregate of net profit after taxes plus depreciation expense, amortization expense, interest expense, cash for tax payments and non-cash, share-based compensation expenses minus unfinanced capital expenditures, divided by the aggregate of the current maturity of long-term debt, capitalized lease payments and interest expense.

SECTION 4.10.       NOTICE TO BANK.  Promptly (but in no event more than five (5) days after the occurrence of each such event or matter) give written notice to Bank in reasonable detail of:  (a) the occurrence of any Event of Default, or any condition, event or act which with the giving of notice or the passage of time or both would constitute an Event of Default; (b) any change in the name or the organizational structure of Borrower; (c) the occurrence and nature of any Reportable Event or Prohibited Transaction, each as defined in ERISA, or any funding deficiency with respect to any Plan; or (d) any termination or cancellation of any insurance policy which Borrower is required to maintain, or any uninsured or partially uninsured loss through liability or property damage, or through fire, theft or any other cause affecting Borrower's property in excess of an aggregate of $250,000.

SECTION 4.11        LIQUIDITY. Maintain Unencumbered Liquid Assets with an aggregate fair market value not at any time less than One Million Dollars ($1,000,000), tested as of each quarter end. As used herein, “Unencumbered Liquid Assets” shall mean cash, cash equivalents and/or publicly traded/quoted marketable securities acceptable to Bank in its sole discretion, free of any lien or other encumbrance other than a lien in favor of Bank (provided that any liquid assets subject to a lien in favor of Bank may only be included to the extent that such assets are not necessary, on any date of determination, to meet any minimum collateral value requirement of the obligations secured thereby). Retirement account assets held in a fiduciary capacity by Borrower shall not qualify as Unencumbered Liquid Assets.

SECTION 4.12        DEPOSIT ACCOUNTS. Maintain Borrower’s principal deposit accounts, and other traditional banking relationships with Bank.

ARTICLE V
NEGATIVE COVENANTS

Borrower further covenants that so long as Bank remains committed to extend credit to Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower will not without Bank's prior written consent:

SECTION 5.1.          USE OF FUNDS.  Use any of the proceeds of any credit extended hereunder except for the purposes stated in Article I hereof.

SECTION 5.2.         OTHER INDEBTEDNESS.  Create, incur, assume or permit to exist any indebtedness or liabilities resulting from borrowings, loans or advances, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several, except (a) the liabilities of Borrower to Bank, and (b) trade credit incurred in the ordinary course of business; (c) indebtedness to Borrower’s shareholders which is expressly subordinated to Bank in a writing acceptable to Bank; (d) unsecured indebtedness which does not exceed $250,000 at any time outstanding; (e) purchase money indebtedness (including capitalized leases) for the acquisition of fixed assets, provided that total purchase money indebtedness does not exceed $250,000 at any time outstanding; and (f) any other liabilities of Borrower existing as of, and disclosed to Bank prior to, the date hereof.

SECTION 5.3.         MERGER, CONSOLIDATION, TRANSFER OF ASSETS.  Merge into or consolidate with any other entity; make any substantial change in the nature of Borrower's business as conducted as of the date hereof; acquire all or substantially all of the assets of any other entity; nor sell, lease, transfer or otherwise dispose of all or a substantial or material portion of Borrower's assets except in the ordinary course of its business.

SECTION 5.4.         GUARANTIES.  Guarantee or become liable in any way as surety, endorser (other than as endorser of negotiable instruments for deposit or collection in the ordinary course of business), accommodation endorser or otherwise for, nor pledge or hypothecate any assets of Borrower as security for, any liabilities or obligations of any other person or entity, except any of the foregoing in favor of Bank.

SECTION 5.5.         LOANS, ADVANCES, INVESTMENTS.  Make any loans or advances to or investments in any person or entity, except (a) any of the foregoing existing as of, and disclosed to Bank prior to, the date hereof; (b) advances to officers, directors and employees of Borrower for travel, entertainment, relocation and analogous business expenses in the ordinary course of business in amounts not to exceed an aggregate of $25,000 at any time outstanding; (c) investments of Borrower in the form of cash equivalents or short-term marketable debt securities (provided that any such investments are subject to a lien in favor of Bank); and (d) investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business.

SECTION 5.6.         DIVIDENDS, DISTRIBUTIONS.  Declare or pay any dividend or distribution either in cash, stock or any other property on Borrower's stock now or hereafter outstanding, nor redeem, retire, repurchase or otherwise acquire any shares of any class of Borrower's stock now or hereafter outstanding.

SECTION 5.7.         PLEDGE OF ASSETS.  Mortgage, pledge, grant or permit to exist a security interest in, or lien upon, all or any portion of Borrower's assets now owned or hereafter acquired, except (a) liens for taxes or assessments or other governmental charges not delinquent or which Borrower is contesting in good faith; (b) security interests or liens which secure purchase money indebtedness otherwise allowed under this Agreement; (c) liens imposed by law for obligations for labor or materials not overdue for more than 120 days, such as mechanics’, materialmen’s, carriers’, landlords’, and warehousemen’s liens, or liens, pledges, or deposits under workers’ compensation, unemployment insurance, Social Security, or similar legislation; (d) security interests or liens in favor of Bank; and (e) security interests or liens existing as of, and disclosed to Bank in writing prior to, the date hereof.

ARTICLE VI
EVENTS OF DEFAULT

SECTION 6.1.         The occurrence of any of the following shall constitute an “Event of Default” under this Agreement:

(a)             Borrower shall fail to pay within five (5) days after the due date any principal, interest, fees or other amounts payable under any of the Loan Documents.

(b)             Any financial statement or certificate furnished to Bank in connection with, or any representation or warranty made by Borrower or any other party under this Agreement or any other Loan Document shall prove to be incorrect, false or misleading in any material respect when furnished or made.

(c)             Any default in the performance of or compliance with any obligation, agreement or other provision contained herein or in any other Loan Document (other than those specifically described as an “Event of Default” in this section 6.1), and with respect to any such default that by its nature can be cured, such default shall continue for a period of twenty (20) days from its occurrence.

(d)             Any default in the payment or performance of any obligation, or any defined event of default, under the terms of any contract, instrument or document (other than any of the Loan Documents) pursuant to which Borrower, any guarantor hereunder or any general partner or joint venturer in Borrower if a partnership or joint venture (with each such guarantor, general partner and/or joint venturer referred to herein as a “Third Party Obligor”) has incurred any debt or other liability to any person or entity, including Bank.

(e)             Borrower or any Third Party Obligor shall become insolvent, or shall suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, or shall generally fail to pay its debts as they become due, or shall make a general assignment for the benefit of creditors; Borrower or any Third Party Obligor shall file a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time (“Bankruptcy Code”), or under any state or federal law granting relief to debtors, whether now or hereafter in effect; or Borrower or any Third Party Obligor shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition; or Borrower or any Third Party Obligor shall be adjudicated a bankrupt, or an order for relief shall be entered against Borrower or any Third Party Obligor by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors.

(f)             The filing of a notice of judgment lien against Borrower or any Third Party Obligor; or the recording of any abstract of judgment against Borrower or any Third Party Obligor in any county in which Borrower or such Third Party Obligor has an interest in real property; or the service of a notice of levy and/or of a writ of attachment or execution, or other like process, against the assets of Borrower or any Third Party Obligor; or the entry of a judgment against Borrower or any Third Party Obligor; or any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Borrower or any Third Party Obligor, and the involuntary petition or proceeding continues undismissed more than sixty (60) days following the date of its filing; provided, however, that with respect to the filing of a notice of judgment lien, or the recording of a judgment, or the service of any legal process, all as more fully enumerated herein, against either Borrower or any Third Party Obligor, the total aggregate amount of any one or more such filings, judgments, or processes must be in excess of $250,000.

(g)             There shall exist or occur any event or condition that Bank determines in its commercially reasonable discretion impairs, or is substantially likely to impair, the prospect of payment or performance by Borrower or any Third Party Obligor of its obligations under any of the Loan Documents.

(h)             The dissolution or liquidation of Borrower or any Third Party Obligor if a corporation, partnership, joint venture or other type of entity; or Borrower or any such Third Party Obligor, or any of its directors, stockholders or members, shall take action seeking to effect the dissolution or liquidation of Borrower or such Third Party Obligor.

(i)             Fortress International Group, Inc. at any time fails to own and control (directly or indirectly through other subsidiaries contained in the definition of “Borrower”) one hundred percent (100%) of the voting and non-voting equity interests in each of the other entities contained in the definition of “Borrower”.

(j)             Any sale, lease, transfer or other disposition, except in the ordinary course of its business, of all or a substantial or material portion of the assets of Borrower or any Third Party Obligor.

SECTION 6.2.         REMEDIES.  Upon the occurrence and during the continuance of any Event of Default:  (a) all indebtedness of Borrower under each of the Loan Documents, any term thereof to the contrary notwithstanding, shall at Bank's option and without notice become immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are hereby expressly waived by Borrower; (b) the obligation, if any, of Bank to extend any further credit under any of the Loan Documents shall immediately cease and terminate; and (c) Bank shall have all rights, powers and remedies available under each of the Loan Documents, or accorded by law, including without limitation the right to resort to any or all security for any credit subject hereto and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law.  All rights, powers and remedies of Bank may be exercised at any time by Bank and from time to time after the occurrence and during the continuance of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

ARTICLE VII
MISCELLANEOUS

SECTION 7.1.                                   NO WAIVER.  No delay, failure or discontinuance of Bank in exercising any right, power or remedy under any of the Loan Documents shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy.  Any waiver, permit, consent or approval of any kind by Bank of any breach of or default under any of the Loan Documents must be in writing and shall be effective only to the extent set forth in such writing.

SECTION 7.2.                                   NOTICES.  All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to each party at the following address:

BORROWER:	FORTRESS INTERNATIONAL GROUP INC.
7226 Lee DeForest Drive
Suite 104
Columbia, Maryland 21046
Attention: Timothy Dec, Chief Financial Officer

BANK:	WELLS FARGO BANK, NATIONAL ASSOCIATION
7 St. Paul Street, 3rd Floor
MAC R 1230-037
Baltimore, MD 21202
Attention: David R. Cahouet, Senior Vice President

or to such other address as any party may designate by written notice to all other parties.  Each such notice, request and demand shall be deemed given or made as follows:  (a) if sent by hand delivery, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

SECTION 7.3.        COSTS, EXPENSES AND ATTORNEYS' FEES.  Borrower shall pay to Bank immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include reasonable outside counsel fees and all allocated costs of Bank's in-house counsel), expended or incurred by Bank in connection with (a) the negotiation and preparation of this Agreement and the other Loan Documents, Bank's continued administration hereof and thereof, and the preparation of any amendments and waivers hereto and thereto, (b) the enforcement of Bank's rights and/or the collection of any amounts which become due to Bank under any of the Loan Documents, and (c) the prosecution or defense of any action in any way related to any of the Loan Documents, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to Borrower or any other person or entity.

SECTION 7.4.         SUCCESSORS, ASSIGNMENT.  This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that Borrower may not assign or transfer its interests or rights hereunder without Bank's prior written consent.  Bank reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Bank's rights and benefits under each of the Loan Documents.  In connection therewith, Bank may disclose all documents and information which Bank now has or may hereafter acquire relating to any credit subject hereto, Borrower or its business, or any collateral required hereunder.

SECTION 7.5.         ENTIRE AGREEMENT; AMENDMENT.  This Agreement and the other Loan Documents constitute the entire agreement between Borrower and Bank with respect to each credit subject hereto and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter hereof.  This Agreement may be amended or modified only in writing signed by each party hereto.

SECTION 7.6.         NO THIRD PARTY BENEFICIARIES.  This Agreement is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other of the Loan Documents to which it is not a party.

SECTION 7.7.         TIME.  Time is of the essence of each and every provision of this Agreement and each other of the Loan Documents.

SECTION 7.8.         SEVERABILITY OF PROVISIONS.  If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.

SECTION 7.9.         COUNTERPARTS.  This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same Agreement.

SECTION 7.10.       JOINT AND SEVERAL LIABILITY.

(a)             Each Borrower has determined and represents to Bank that it is a legitimate business purpose and in its best interests to induce Bank to extend credit pursuant to this Agreement. Each Borrower acknowledges and represents that its business is related to the business of every other Borrower hereunder, and all commitments, advances and other credit extensions under this Agreement will individually and collectively benefit of each Borrower hereunder.

(b)             Each Borrower has determined and represents to Bank that it has, and after giving effect to the transactions contemplated by this Agreement will have, assets having a fair market value in excess of its liabilities, after giving effect to any available rights of contribution or subrogation, and each Borrower has, and will have, access to adequate capital for the conduct of its business and the ability to pay its debts as they mature.

(c)             Each Borrower agrees that it is jointly and severally and unconditionally liable to Bank for, and will pay to Bank when due, the full amount of all existing and future indebtedness arising in connection with any facility extended under this Agreement, and all modifications, extensions and renewals thereto, including without limitation all principal and interest, and all fees, costs and expenses chargeable to each Borrower individually or collectively in connection with any facility hereunder.  These obligations shall be in addition to any other obligations of under any other agreement with Bank entered into before or after the date of this Agreement, unless such other agreement is expressly modified or revoked in writing, and this Agreement shall not affect or invalidate the terms of any such other agreement, unless otherwise expressly provided herein.

(d)             The liability of a Borrower for indebtedness hereunder shall be reinstated and revived and the rights of Bank shall continue if and to the extent that for any reason any amount at any time paid on account of any facility under this  Agreement by any Borrower or any other person or entity is rescinded or must otherwise be restored by Bank, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid.

(e)             Each Borrower authorizes Bank, without notice to or demand on such Borrower, and without affecting such Borrower's liability for indebtedness incurred under any facility extended under this Agreement, from time to time to: (i) alter, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of, the indebtedness of any other Borrower to Bank on account of any such facilities; (ii) take and hold security from any other Borrower for the payment of indebtedness incurred under any facility extended under this Agreement, and exchange, enforce, waive, subordinate or release any such security; (iii) apply such security and direct the order or manner of sale thereof, including without limitation, a non-judicial sale permitted by the terms of the controlling security agreement, mortgage, or deed of trust, as Bank in its discretion may determine; (iv) release or substitute any one or more of the endorsers or any guarantors of any facility hereunder, or any other party obligated thereon; and (v) apply payments received by Bank from any other Borrower to indebtedness of such other Borrower to Bank other than to any facility extended under this Agreement.

(f)             Each Borrower represents and warrants to Bank that it has established adequate means of obtaining from every other Borrower on a continuing basis financial and other information relating to the financial condition of every other Borrower, and each Borrower agrees to keep adequately informed by such means of any facts, events or circumstances which might in any way affect its risks hereunder. Each Borrower further agrees that Bank shall have no obligation to disclose to it any information or material about any other Borrower which is acquired by Bank in any manner.

(g)             Each Borrower waives any right to require Bank to: (i) proceed against any other Borrower or any other person; (ii) proceed against or exhaust any security held from any other Borrower or any other person; (iii) pursue any other remedy in Bank's power; (iv) apply payments received by Bank from any other Borrower to any facility extended under this Agreement; or (v) make any presentments or demands for performance, or give any notices of nonperformance, protests, notices of protest or notices of dishonor in connection with any facility extended under this Agreement.

(h)             Each Borrower waives to the extent permitted by applicable law any defense to its liability for repaying any facility extended under this Agreement based upon or arising by reason of: (i) any disability or other defense of any other Borrower or any other person; (ii) the cessation or limitation from any cause whatsoever, other than payment in full, of the liability of any other Borrower for the facility extended under this Agreement; (iii) any lack of authority of any officer, director, partner, agent or other person acting or purporting to act on behalf of any other Borrower or any defect in the formation of any other Borrower; (iv) the application by any other Borrower of the proceeds of any facility extended under this Agreement for purposes other than the purposes intended or understood by Bank or each other Borrower; (v) any act or omission by Bank which directly or indirectly results in or aids the discharge of any other Borrower by operation of law or otherwise, or which in any way impairs or suspends any rights or remedies of Bank against any other Borrower; (vi) any impairment of the value of any interest in any security for any facility extended under this Agreement, including without limitation, the failure to obtain or maintain perfection or recordation of any interest in any such security, the release of any such security without substitution, and/or the failure to preserve the value of, or to comply with applicable law in disposing of, any such security; or (vii) any modification of the indebtedness of any other Borrower for any facility extended under this Agreement, including without limitation the renewal, extension, acceleration or other change in time for payment of, or other change in the terms of, the indebtedness of any Borrower for any facility extended under this Agreement, including increase or decrease of the rate of interest thereon.

(i)             Until each facility extended under this Agreement and all indebtedness arising under or in connection with this Agreement shall have been paid in full, no Borrower shall have any right of subrogation. Each Borrower waives all rights and defenses it may have arising out of (i) any election of remedies by Bank, even though that election of remedies, such as a non-judicial foreclosure with respect to any security for each facility extended under this Agreement, destroys its rights of subrogation or its rights to proceed against any other Borrower for reimbursement, or (ii) any loss of rights it may suffer by reason of any rights, powers or remedies of any other Borrower in connection with any anti-deficiency laws or any other laws limiting, qualifying or discharging any Borrower's indebtedness for each facility extended under this Agreement, whether by operation of law or otherwise including any rights Borrower may have, in the event Borrower has given security, to a fair market value hearing to determine the size of a deficiency following any foreclosure sale or other disposition of any real property security for any portion of the indebtedness. Until all indebtedness of each Borrower to Bank arising under or in connection with this Agreement shall have been paid in full, each Borrower waives any right to enforce any remedy which Bank now has or may hereafter have against any other Borrower or any other person, and waives any benefit of, or any right to participate in, any security now or hereafter held by Bank.  Borrower further waives all other rights of a surety.

SECTION 7.11.       GOVERNING LAW.  This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland.

SECTION 7.12.       ARBITRATION.

(a)             Arbitration.  The parties hereto agree, upon demand by any party, to submit to binding arbitration all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents), whether in tort, contract or otherwise in any way arising out of or relating to (i) any credit subject hereto, or any of the Loan Documents, and their negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination; or (ii) requests for additional credit; provided, however, that subject to Subsection (c) below, nothing herein shall preclude or limit Bank's right to confess judgment; and provided, further, that no party shall have the right to demand binding arbitration of any claim, dispute or controversy seeking to open a judgment obtained by confession.

(b)             Governing Rules.  Any arbitration proceeding will (i) proceed in a location in Maryland selected by the American Arbitration Association (“AAA”); (ii) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (iii) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance with the AAA’s commercial dispute resolution procedures, unless the claim or counterclaim is at least $1,000,000.00 exclusive of claimed interest, arbitration fees and costs in which case the arbitration shall be conducted in accordance with the AAA’s optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to herein, as applicable, as the “Rules”).  If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control.  Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute.  Nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. §91 or any similar applicable state law.

(c)             No Waiver of Provisional Remedies, Self-Help and Foreclosure.  Nothing in this Agreement, including, without limitation, the arbitration requirement, shall limit the right of any party to (i) foreclose against real or personal property collateral, or exercise power of sale rights; (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver; or (iv) confess judgment.  This exclusion does not constitute a waiver of the right or obligation of any party to submit any dispute to arbitration or reference hereunder, including those arising from the exercise of the actions detailed in sections (i), (ii) (iii) and (iv) of this paragraph.

(d)             Arbitrator Qualifications and Powers.  Any arbitration proceeding in which the amount in controversy is $5,000,000.00 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than $5,000,000.00.  Any dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations.  The arbitrator will be a neutral attorney licensed in the State of Maryland or a neutral retired judge of the state or federal judiciary of Maryland, in either case with a minimum of ten years experience in the substantive law applicable to the subject matter of the dispute to be arbitrated.  The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim.  In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator's discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication.  The arbitrator shall resolve all disputes in accordance with the substantive law of Maryland and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award.  The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the Maryland Rules of Civil Procedure or other applicable law.  Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.  The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

(e)              Discovery.  In any arbitration proceeding, discovery will be permitted in accordance with the Rules.  All discovery shall be expressly limited to matters directly relevant to the dispute being arbitrated and must be completed no later than 20 days before the hearing date.  Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party's presentation and that no alternative means for obtaining information is available.

(f)             Class Proceedings and Consolidations.  No party hereto shall be entitled to join or consolidate disputes by or against others in any arbitration, except parties who have executed any Loan Document, or to include in any arbitration any dispute as a representative or member of a class, or to act in any arbitration in the interest of the general public or in a private attorney general capacity.

(g)             Payment Of Arbitration Costs And Fees.  The arbitrator shall award all costs and expenses of the arbitration proceeding.

(h)             Miscellaneous.  To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the AAA.  No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation.  If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the dispute shall control.  This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed, with the intention that it constitute an instrument under seal, as of the day and year first written above.

BORROWER:

FORTRESS INTERNATIONAL GROUP, INC.

By:_____________________________(SEAL)
Name: Thomas P. Rosato
Title: Chief Executive Officer

INNOVATIVE POWER SYSTEMS, INC.

By:_____________________________(SEAL)
Name: Thomas P. Rosato
Title: President

VTC, L.L.C.

By:_____________________________(SEAL)
Name: Thomas P. Rosato
Title: Secretary and Chairman

TOTAL SITE SOLUTIONS ARIZONA, LLC

By: VTC, L.L.C., it sole member

By:_____________________________(SEAL)
Name: Thomas P. Rosato
Title: Secretary and Chairman

ALLETAG BUILDERS, INC.

By:_____________________________(SEAL)
Name: Thomas P. Rosato
Title: President

BANK:

WELLS FARGO BANK, NATIONAL
ASSOCIATION

_____________________________
Name: David R. Cahouet
Title: Senior Vice President

EXHIBIT A
Borrowing Base Certificate

Borrower Name:	Fortress International Group, Inc. Innovative Power Systems, Inc. VTC, L.L.C. Total Site Solutions Arizona, LLC Alletag Builders, Inc.

Valuation Date as of:	_______________________
Amount of Line of Credit:	$2,000,000.00
Bank Name:	Wells Fargo Bank, National Association

Pursuant to the Agreement (“Agreement”) between us, the undersigned, chief financial officer and authorized officer of each Borrower hereby certifies to you as of the above date the following:

(A)	Aggregate amount of accounts receivable	$______________

(B)	Less ineligible accounts receivable:
	More than 90 days outstanding	$______________
	Disputed or subject to counterclaim	$______________
	Governmental accounts	$______________
	Foreign based accounts	$______________
Owed by an employee, affiliate, partner, member,
	parent or subsidiary	$______________
Owed by account debtor having greater than 30% of other
	ineligible accounts	$______________
Owed by account debtor having greater than 30% of
	total accounts	$______________
	Miscellaneous and other ineligibles	$______________

	Total ineligible accounts	$______________

(C)	Net amount of Eligible Accounts Receivable [(A)-(B)]	. $______________

(D)	Borrowing Base [80% of item (C)]	$______________

(E)	Maximum Amount of Line of Credit	$______________

(F)	Lesser of (D) or (E)	$______________

(G)	Outstanding principal balance Line of Credit	$______________

(H)	Current Availability [(F)-(G), if (F)-(G) >0]	$______________

(I)	Overadvance (Amount Due) [(G)-(F), if (G)–(F) < 0]	$______________*
* Amount appearing on this line is immediately due and payable.

The undersigned hereby certifies, represents and warrants to Wells Fargo Bank, National Association the following:

A-1

1.	The description of accounts receivable and eligible accounts receivable and the values assigned thereto as set forth above are true and accurate.

2.	All of the representations and warranties contained in the Agreement or in any loan documents are true and correct.

3.	Borrower is in compliance with all existing loan covenants.

4.	No event has occurred, or would result from advances made in connection herewith, that constitutes an event of default under the Agreement.

5.	Borrower will supply additional reports and financial information as reasonably requested.

FORTRESS INTERNATIONAL GROUP, INC.

By:	_____________________________(SEAL)
Name: _______________________
Title: Chief Financial Officer

INNOVATIVE POWER SYSTEMS, INC.

By:	_____________________________(SEAL)
Name: _______________________
Title: Chief Financial Officer

VTC, L.L.C.

By:
Name:_______________________
Title: Chief Financial Officer

TOTAL SITE SOLUTIONS ARIZONA, LLC

By: VTC, L.L.C., it sole member

By:	__________________________(SEAL)
Name: ____________________
Title: Chief Financial Officer

ALLETAG BUILDERS, INC.

By:	_____________________________(SEAL)
Name:_______________________
Title: Chief Financial Officer

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